EXHIBIT 99.1
APRIL 25, 2019
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2019 Results

Hammond, Louisiana, April 25, 2019 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending March 31, 2019.

Momentum. Incredible momentum. In the first quarter of 2019, our loan portfolio grew by $73 million to $1,298,000,000 from $1,225,000,000 as of December 31, 2018. During the same period, our loans closed but not funded grew by an additional $20 million to $250 million of March 31, 2019 compared to $230.6 million as of December 31, 2018. This is the result of our strategy of moving assets from lower yielding securities to loans and the progress of our lending team including Financial Relationship Mangers, Loan Assistants, Appraisal Department, Credit Department, Loan Operations, Collateral Department, BSA, Compliance and front-end referrals.
The success shows in our loan interest income which grew to $18,482,000 for the three months ending March 31, 2019 from $14,864,000 for the three months ending March 31, 2018.
The net income for the first three months of 2019 is actually lower, mainly because for the first three months of 2019 we have been taking losses continuing our strategy of moving lower yielding securities into loans. As our loan portfolio grows, we are also required to increase our provisions for loan losses. We did not begin our strategy of moving assets from securities to loans and the $200M per month of losses it required until July of 2018. After the next few months, the cycle will be completed, and we will be left with the great increases in loan interest income without the securities losses.
Our strategies work. In the three-month period from December 31, 2018 through March 31, 2019, shareholders equity increased $7,300,000. As of March 31, 2019, we paid our 103rd consecutive quarterly dividend.
As we continue through 2019, we will continue to build a stronger income, a stronger balance sheet, and a safer and more sound First Guaranty Bancshares, Inc.
Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.9 billion in assets as of March 31, 2019 and provides personalized commercial banking services through 26 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents:
Cash and due from banks	$165,735	$127,416
Federal funds sold	416	549
Cash and cash equivalents	166,151	127,965

Investment securities:
Available for sale, at fair value	268,918	296,977
Held to maturity, at cost (estimated fair value of $104,126 and $104,840 respectively)	105,878	108,326
Investment securities	374,796	405,303

Federal Home Loan Bank stock, at cost	2,407	2,393
Loans held for sale	537	344

Loans, net of unearned income	1,298,156	1,225,268
Less: allowance for loan losses	11,001	10,776
Net loans	1,287,155	1,214,492

Premises and equipment, net	41,728	39,695
Goodwill	3,472	3,472
Intangible assets, net	3,375	3,528
Other real estate, net	1,120	1,138
Accrued interest receivable	7,707	6,716
Other assets	19,043	12,165
Total Assets	$1,907,491	$1,817,211

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$252,205	$244,516
Interest-bearing demand	608,256	594,359
Savings	112,238	109,958
Time	738,450	680,789
Total deposits	1,711,149	1,629,622

Short-term borrowings	—	—
Accrued interest payable	4,975	3,952
Senior long-term debt	19,105	19,838
Junior subordinated debentures	14,709	14,700
Other liabilities	2,971	1,815
Total Liabilities	1,752,909	1,669,927

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	55,070	53,347
Accumulated other comprehensive income (loss)	(1,563)	(7,138)
Total Shareholders' Equity	154,582	147,284
Total Liabilities and Shareholders' Equity	$1,907,491	$1,817,211
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended March 31,
(in thousands, except share data)	2019	2018
Interest Income:
Loans (including fees)	$18,482	$14,864
Deposits with other banks	636	85
Securities (including FHLB stock)	2,857	3,353
Federal funds sold	—	1
Total Interest Income	21,975	18,303

Interest Expense:
Demand deposits	2,811	1,976
Savings deposits	138	82
Time deposits	4,007	2,085
Borrowings	426	405
Total Interest Expense	7,382	4,548

Net Interest Income	14,593	13,755
Less: Provision for loan losses	787	605
Net Interest Income after Provision for Loan Losses	13,806	13,150

Noninterest Income:
Service charges, commissions and fees	608	717
ATM and debit card fees	528	501
Net (losses) gains on securities	(402)	10
Net gains on sale of loans	11	2
Other	556	348
Total Noninterest Income	1,301	1,578

Noninterest Expense:
Salaries and employee benefits	5,962	5,582
Occupancy and equipment expense	1,485	1,341
Other	3,721	3,284
Total Noninterest Expense	11,168	10,207

Income Before Income Taxes	3,939	4,521
Less: Provision for income taxes	807	920
Net Income	$3,132	$3,601

Per Common Share:
Earnings	$0.36	$0.41
Cash dividends paid	$0.16	$0.16

Weighted Average Common Shares Outstanding	8,807,175	8,807,175
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$117,438	$636	2.20%	$32,143	$85	1.07%
Securities (including FHLB stock)	402,908	2,857	2.88%	507,485	3,353	2.68%
Federal funds sold	516	—	—%	1,034	1	0.21%
Loans held for sale	417	8	7.78%	1,725	23	5.41%
Loans, net of unearned income	1,276,328	18,474	5.87%	1,139,036	14,841	5.28%
Total interest-earning assets	1,797,607	$21,975	4.96%	1,681,423	$18,303	4.41%

Noninterest-earning assets:
Cash and due from banks	9,115			10,271
Premises and equipment, net	40,937			38,189
Other assets	12,318			14,398
Total Assets	$1,859,977			$1,744,281

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$604,247	$2,811	1.89%	$607,344	$1,976	1.32%
Savings deposits	110,130	138	0.51%	110,240	82	0.30%
Time deposits	706,824	4,007	2.30%	592,057	2,085	1.43%
Borrowings	34,510	426	5.00%	38,407	405	4.27%
Total interest-bearing liabilities	1,455,711	$7,382	2.06%	1,348,048	$4,548	1.37%

Noninterest-bearing liabilities:
Demand deposits	246,895			249,678
Other	6,771			4,567
Total Liabilities	1,709,377			1,602,293

Shareholders' equity	150,600			141,988
Total Liabilities and Shareholders' Equity	$1,859,977			$1,744,281
Net interest income		$14,593			$13,755

Net interest rate spread (1)			2.90%			3.04%
Net interest-earning assets (2)	$341,896			$333,375
Net interest margin (3), (4)			3.29%			3.32%

Average interest-earning assets to interest-bearing liabilities			123.49%			124.73%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

(4)
The tax adjusted net interest margin was 3.30% and 3.34% for the above periods ended March 31, 2019 and 2018 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2019 and 2018 respectively.

(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018:

	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$142,861	11.0%	$124,644	10.1%	$107,578	9.0%	$91,654	7.8%
Farmland	18,904	1.5%	18,401	1.5%	19,422	1.6%	24,448	2.1%
1- 4 Family	179,798	13.8%	172,760	14.1%	166,399	14.0%	164,841	14.0%
Multifamily	42,186	3.2%	42,918	3.5%	43,015	3.6%	43,118	3.6%
Non-farm non-residential	607,928	46.7%	586,263	47.7%	566,625	47.6%	569,559	48.4%
Total Real Estate	991,677	76.2%	944,986	76.9%	903,039	75.8%	893,620	75.9%
Non-Real Estate:
Agricultural	21,465	1.7%	23,108	1.9%	29,118	2.4%	26,517	2.3%
Commercial and industrial	210,187	16.1%	200,877	16.4%	194,136	16.3%	200,349	17.0%
Consumer and other	78,162	6.0%	59,443	4.8%	65,763	5.5%	56,458	4.8%
Total Non-Real Estate	309,814	23.8%	283,428	23.1%	289,017	24.2%	283,324	24.1%
Total loans before unearned income	1,301,491	100.0%	1,228,414	100.0%	1,192,056	100.0%	1,176,944	100.0%
Unearned income	(3,335)		(3,146)		(2,670)		(2,803)
Total loans net of unearned income	$1,298,156		$1,225,268		$1,189,386		$1,174,141

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Nonaccrual loans:
Real Estate:
Construction and land development	$305	$311	$316	$326
Farmland	1,286	1,293	492	638
1- 4 family	2,538	2,246	2,094	2,250
Multifamily	—	—	—	—
Non-farm non-residential	3,650	864	609	3,821
Total Real Estate	7,779	4,714	3,511	7,035
Non-Real Estate:
Agricultural	4,916	3,651	1,898	1,360
Commercial and industrial	250	317	320	347
Consumer and other	50	61	92	227
Total Non-Real Estate	5,216	4,029	2,310	1,934
Total nonaccrual loans	12,995	8,743	5,821	8,969

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	479	—
Farmland	—	—	—	—
1- 4 family	363	26	—	28
Multifamily	—	—	—	—
Non-farm non-residential	—	—	—	—
Total Real Estate	363	26	479	28
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	135	53	—	226
Consumer and other	115	66	29	—
Total Non-Real Estate	250	119	29	226
Total loans 90 days and greater delinquent & accruing	613	145	508	254

Total non-performing loans	13,608	8,888	6,329	9,223

Real Estate Owned:
Real Estate Loans:
Construction and land development	219	241	241	250
Farmland	—	—	—	—
1- 4 family	135	120	120	164
Multifamily	—	—	—	—
Non-farm non-residential	766	777	800	811
Total Real Estate	1,120	1,138	1,161	1,225
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,120	1,138	1,161	1,225

Total non-performing assets	$14,728	$10,026	$7,490	$10,448

Non-performing assets to total loans	1.13%	0.82%	0.63%	0.89%
Non-performing assets to total assets	0.77%	0.55%	0.43%	0.61%
Non-performing loans to total loans	1.05%	0.73%	0.53%	0.79%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2019	2018	2017	2016	2015
Tangible Common Equity
Total shareholders' equity	$154,582	$147,284	$143,983	$124,349	$118,224
Adjustments:
Goodwill	3,472	3,472	3,472	1,999	1,999
Acquisition intangibles	2,614	2,704	3,249	978	1,298
Tangible common equity	$148,496	$141,108	$137,262	$121,372	$114,927
Common shares outstanding[1]	8,807,175	8,807,175	8,807,175	8,369,424	8,369,424
Book value per common share[1]	$17.55	$16.72	$16.35	$14.86	$14.13
Tangible book value per common share[1]	$16.86	$16.02	$15.59	$14.50	$13.73
Tangible Assets
Total Assets	$1,907,491	$1,817,211	$1,750,430	$1,500,946	$1,459,753
Adjustments:
Goodwill	3,472	3,472	3,472	1,999	1,999
Acquisition intangibles	2,614	3,704	3,249	978	1,298
Tangible Assets	$1,901,405	$1,811,035	$1,743,709	$1,497,969	$1,456,456
Tangible common equity to tangible assets	7.81%	7.79%	7.87%	8.10%	7.89%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.